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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9



                         NEXTEL COMMUNICATIONS, INC.

                   PROSPECTUS SUPPLEMENT DATED MAY 24, 2001
                      TO PROSPECTUS DATED JUNE 16, 2000

        The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:



                                                 Convertible Notes              Common Stock
                                             --------------------------   -----------------------
                                              Principal     Principal
                                              Amount of     Amount of     Number of   Number of
                                             Convertible   Convertible     Shares       Shares
      Name of Selling Security Holder        Notes Owned  Notes Offered    Owned       Offered
      -------------------------------        -----------  -------------   ---------   ----------
Goldman Sachs and Company (1)                  25,000         25,000         -0-          -0-
UBS Warburg LLC                               400,000        400,000         -0-          -0-


(1) This entity and/or its affiliates has provided, and may from time to time provide, investment banking services to Nextel, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.